Exhibit 19

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to Registration Rights Agreement (this “Amendment”) is made and entered into as of June 19, 2020, by and among StoneMor Inc., a Delaware corporation (“StoneMor”), and each of the other parties listed on the signature pages hereto (the “Demand Holders” and, together with the Company, the “Parties”).

WHEREAS, the Parties desire to amend that certain Registration Rights Agreement, dated as of January 30, 2020 (the “Agreement”), by and among the Company and the Initial Holders, as more fully set forth herein. Capitalized terms used and not defined herein have the same meanings herein as set forth in the Agreement.

WHEREAS, the Company and certain purchasers (the “Purchasers”) have entered into that certain Common Stock Purchase Agreement, dated as of May 27 2020 (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to acquire and purchase from the Company, (a) 12,054,795 additional shares of Common Stock (such shares, the “Exchanged Shares”) in exchange for the surrender of one hundred seventy-six (176) shares of Series A Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Stock”) (an exchange ratio of 68,493.15 shares of Common Stock for each share of Preferred Stock surrendered) purchased on April 3, 2020, and (b) 11,232,877 additional shares of Common Stock for an aggregate cash purchase price of $8,200,000 (such shares, the “Purchased Shares”).

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Parties amend the Registration Rights Agreement to provide that the Exchanged Shares and the Purchased Shares are registrable under the Agreement.

WHEREAS, Section 9(c) of the Agreement provides that the Agreement may be amended by written agreement of the Company and the Demand Holders.

WHEREAS, the Company and the undersigned, constituting the Demand Holders, now desire to amend the Agreement as set forth below in connection with the issuance and sale by the Company of Purchased Shares.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Amendment. The definition of “Shares” in Section 1 of the Agreement is hereby deleted and replaced in its entirety as follows:

“Shares” means (i) the Common Stock held by the Holders as of the date hereof or acquired pursuant to that certain Common Stock Purchase Agreement, dated as of May 27, 2020, by and among the Company, the Investment Manager (as defined therein) and the Purchasers (as defined therein), and (ii) and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

Joinder. The Purchasers who were not previously party to the Agreement hereby agree to become parties thereto and to be bound by, and have the rights set forth in accordance with, the terms and conditions thereof. Each such Purchaser is among the funds or accounts managed by Axar Capital Management, LP within the meaning of the definition of “Axar” in the Agreement.

Miscellaneous.

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:

By:	/s/ Austin K.So
Name: Austin K. So Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment to Registration Rights Agreement]

DEMAND HOLDERS:

SMP SPV LLC

By: Axar Capital Management, LP, its Investment Manager

By:	/s/ Andrew Axelrod

Name: Andrew Axelrod

Title: Authorized Signatory

Address for notice:

c/o Axar Capital Management, LP

1330 Avenue of the Americas, 30th Floor

New York, NY 10019
Attention: Andrew Axelrod
Electronic mail: aaxelrod@axarcapital.com

STAR V PARTNERS LLC

By: Axar Capital Management, LP, its Investment Manager

By:	/s/ Andrew Axelrod

Name: Andrew Axelrod

Title: Authorized Signatory

Address for notice:

c/o Axar Capital Management, LP

1330 Avenue of the Americas, 30th Floor

New York, NY 10019
Attention: Andrew Axelrod
Electronic mail: aaxelrod@axarcapital.com

[Signature Page to Amendment to Registration Rights Agreement]

BLACKWELL PARTNERS LLC – SERIES E, solely with respect to the assets for which Axar Capital Management LP acts as its Investment Manager

By: Axar Capital Management, LP, its Investment Manager

By:	/s/ Andrew Axelrod

Name: Andrew Axelrod

Title: Authorized Signatory

Address for notice:

c/o Axar Capital Management, LP

1330 Avenue of the Americas, 30th Floor

New York, NY 10019
Attention: Andrew Axelrod
Electronic mail: aaxelrod@axarcapital.com

AXAR MASTER FUND FH SPV LLC

By: Axar Capital Management, LP, its Investment Manager

By:	/s/ Andrew Axelrod

Name: Andrew Axelrod

Title: Authorized Signatory

Address for notice:

c/o Axar Capital Management, LP

1330 Avenue of the Americas, 30th Floor
New York, NY 10019
Attention: Andrew Axelrod
Electronic mail: aaxelrod@axarcapital.com

[Signature Page to Amendment to Registration Rights Agreement]

US CEMETERY HOLDINGS LLC

By: Axar Capital Management, LP, its Investment Manager

By:	/s/ Andrew Axelrod

Name: Andrew Axelrod

Title: Authorized Signatory

Address for notice:

c/o Axar Capital Management, LP

1330 Avenue of the Americas, 30th Floor
New York, NY 10019
Attention: Andrew Axelrod
Electronic mail: aaxelrod@axarcapital.com

[Signature Page to Amendment to Registration Rights Agreement]

AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC

By: AIM Universal Holdings, LLC
its Managing Member

By:	/s/ Robert B. Hellman, Jr.

Name: Robert B. Hellman, Jr.

Title: Managing Member

Address for notice:

American Cemeteries Infrastructure Investors, LLC

950 Tower Lane, Suite 800,

Foster City, CA 94404
Electronic mail: bhellman@aimlp.com

[Signature Page to Amendment to Registration Rights Agreement]